UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2015

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2015, the Compensation Committee of the Boards of Directors of First United Corporation (the “Company”) and its wholly-owned subsidiary, First United Bank & Trust (the “Bank”), approved an adjustment to the compensation to which Tonya K. Sturm is entitled in connection with her previously-announced promotion to the Chief Financial Officer position. Ms. Sturm’s base salary has been increased, retroactive to June 1, 2015, from $135,304 per year to $150,000 per year. In addition to base salary and participation in the Corporation’s defined benefit pension plan and the Bank’s 401(k) profit sharing plan, Ms. Sturm and the Bank are parties to an Endorsement Split Dollar Agreement pursuant to which the Bank has agreed to assign a portion of the cash benefit payable under one or more policies of bank owned life insurance from time to time owned by the Bank to Ms. Sturm’s designated beneficiaries. A discussion of this split dollar arrangement is contained in the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2015 in the section entitled, “Remuneration of Executive Officers” under the heading, “Split Dollar Life Insurance Arrangements.” As of December 31, 2014, the death benefit payable to Ms. Sturm’s designated beneficiaries was $25,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: August 26, 2015	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
President